Exhibit 99.2

Joint Filing Agreement

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Stock, par value $0.001 per share, of Trump Entertainment Resorts, Inc., a Delaware corporation, is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: March 10, 2011	KINGS ROAD HOLDINGS XIV LTD.

By: Polygon Equities Partners LLP

	By	/s/ Reade E. Griffith
Name: Reade E. Griffth
Title: Principal

Date: March 10, 2011	POLYGON MANAGEMENT LTD.

	By	/s/ Reade E. Griffith
Name: Reaede E. Griffith
Title:Director

Date: March 10, 2011	POLYGON RECOVERY FUND GP

	By	/s/ Reade E. Griffith
Name: Reade E. Griffith
Title: Director

Date: March 10, 2011	POLYGON RECOVERY FUND L.P.

By Polygon Recovery Fund GP, its general partner

	By	/s/ Reade E. Griffith
Name: Reade E. Griffith
Title: Director

Date:March 10, 2011	POLYGON MANAGEMENT L.P.

By Polygon Mangement Ltd., its general partner

By	/s/ Reade E. Griffith
Name: Reade E. Griffith
Title: Director

Date: March 10, 2011	POLYGON EQUITIES PARTNERS LLP

	By	/s/ Reade E. Griffith
Name: Reade E. Griffith
Title: Principal

Date: March 10, 2011	POLYGON GLOBAL PARTNERS LP

By: Polygon Management Ltd., its general partner

	By	/s/ Reade E. Griffith
Name: Reade E. Griffith
Title: Director

Date: March 10, 2011		/s/ Reade E. Griffith
Reade E. Griffith

Date: March 10, 2011		/s/ Patrick G. G. Dear
Patrick G. G. Dear